UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 4, 2008

Asbury Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31262	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue, 37th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 885-2500

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 4, 2008, certain subsidiaries of Asbury Automotive Group, Inc., a Delaware corporation (the “Company”), entered into a Master Loan Agreement (the “Master Loan Agreement”) with Wachovia Bank, National Association, a national banking association (“WBNA”), and Wachovia Financial Services, Inc., a North Carolina corporation (“WFSI” and, collectively with WBNA, the “Lender”). Pursuant to the terms of the Master Loan Agreement, the Lender extended credit to such subsidiaries of the Company (the “Borrowers”) through a series of related but separate loans (collectively, the “Loans”) in the aggregate amount of approximately $151.1 million to provide financing for the purchase of thirty-two properties located in Florida, North Carolina, Virginia, Georgia, Arkansas and Texas (collectively, the “Property”) from certain affiliates of AutoStar Realty Operating Partnership, L.P., a Delaware limited partnership (collectively, the “Seller”). Such Loans are comprised of (i) bridge loans to certain of the Borrowers from WBNA in the aggregate principal amount of approximately $11.5 million for a term of six months; and (ii) term loans to each of the remaining Borrowers from the Lender in the aggregate principal amount of approximately $139.6 million for a term of five years, maturing on June 4, 2013. The Loans bear interest at 1-month LIBOR plus 2.95% (the “Interest Rate”).

The Master Loan Agreement contains customary representation and warranties and affirmative and negative covenants by the Borrowers, including, among other things, covenants not to (i) incur any additional debt, except as permitted under the Revolving Credit Agreement, dated as of March 23, 2005, among the Company, certain subsidiaries of the Company, the lenders identified therein, JPMorgan Chase Bank, N.A., as administrative agent, and Bank of America, N.A., as syndication agent (the “Revolving Credit Agreement”), or any refinancing, modification, renewal or amendment of such agreement, including increases in the aggregate principal amounts; (ii) create any additional liens on the Property, except those liens that are usual and customary relating to taxes and assessments not yet due or mechanics liens not past due or being contested; and (iii) enter into any sale-leaseback transactions in connection with the Property. Each Borrower must also maintain a fixed charge ratio of not less than 1.20 to 1.00, calculated pursuant to the terms of the Master Loan Agreement. The Master Loan Agreement also contains customary events of default, including, change of control, non-payment of obligations, cross-defaults among each of the Loans to each of the Borrowers and cross-defaults to the Company’s indebtedness under the Revolving Credit Agreement (under which the Borrowers are guarantors). Upon an event of default, the Lender may, among other things, (i) accelerate the Loans; (ii) opt to have the principal amount outstanding under the Loans bear interest at the Interest Rate, plus 3.00% from the time it chooses to accelerate the repayment of the Loans until such Loans are paid in full; and (iii) foreclose on and sell some or all of the Property.

As security for each of the Loans, each Borrower executed and delivered to the Lender a mortgage on the parcels of the Property purchased by such Borrower.

In addition, the Company simultaneously entered into an Unconditional Guaranty with each of WFSI and WBNA (collectively, the “Guaranty”) whereby it guarantees each Borrower’s payment and performance under the Master Loan Agreement. The Guaranty contains similar representations and warranties to that of the Master Loan Agreement and customary affirmative and negative covenants by the Company, including, among other things, an agreement not to create or permit any debt beyond what is permitted under the Revolving Credit Agreement or to undergo a change of control. Other covenants made by the Company include the maintenance of a fixed charge coverage ratio of not less than 1.20 to 1.00, a total leverage ratio of not more than 5.00 to 1.00 and a current ratio of not less than 1.20 to 1.00, with each ratio being calculated pursuant to the terms of the Guaranty, and an adjusted net worth of no less than $350 million. An event of default will occur under the Guaranty if an event of default exists under the Master Loan Agreement.

The Company also agreed to hedge the floating interest expense of not less than 53% of the outstanding aggregate principal amount of the term loans under the Master Loan Agreement (or the equivalent principal amount in respect of loans under the Revolving Credit Agreement) with a term of three years or longer, by maintaining one or more interest rate swap transactions with WBNA or an affiliate of WBNA (or with another financial institution approved by WBNA). The hedge is required to provide for a fixed rate acceptable to WBNA, with the Company making fixed rate payments and receiving floating rate payments to offset changes in the variable interest expense of the related term loans.

The description of the Master Loan Agreement and the Guaranty is not complete and is qualified in its entirety by the actual terms of these agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Report on Form 8-K and are incorporated by reference herein.

The Master Loan Agreement and Guaranty are contracts that govern the commercial relationship between the Company and the other parties thereto. The representations, warranties and covenants in these agreements may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this Current Report or to be statements by the Company that they will be true, performed or satisfied as and to the extent required in the future. Accordingly, such representations, warranties and covenants should not be considered statements of actual or anticipated facts or circumstances.

Item 7.01	Regulation FD Disclosure.

On June 4, 2008, the Company issued a press release to announce the acquisition of the Property. A copy of that press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

As previously reported on the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 14, 2008, on May 8, 2008, the Company and the Seller entered into a Purchase and Sale Agreement (the “Purchase Agreement”) for the purchase by the Company of the Property from the Seller.

On June 2, 2008, the Company assigned its rights to acquire the Property under the Purchase Agreement to the Borrowers.

On June 4, 2008, the Borrowers closed on the acquisition of the Property pursuant to the terms of the Purchase Agreement. The total purchase price for the Property was approximately $200 million, of which 75% was financed through the mortgage borrowings with the Lender described in Item 2.03 of this Current Report, and the remainder was funded through internal resources.

The Purchase Agreement is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference. The Purchase Agreement is a contract that governs the commercial relationship between the Company, the Borrowers and the Seller. The representations, warranties and covenants in the Purchase Agreement may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this Current Report or to be statements by the Company that they will be true, performed or satisfied as and to the extent required in the future. Accordingly, such representations, warranties and covenants should not be considered statements of actual or anticipated facts or circumstances.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Master Loan Agreement between certain subsidiaries of Asbury Automotive Group, Inc., as the Borrowers, and Wachovia Bank, National Association and Wachovia Financial Services, Inc., as the Lender, dated as of June 4, 2008

10.2	Unconditional Guaranty between Asbury Automotive Group, Inc., and Wachovia Bank, National Association, dated as of June 4, 2008

10.3	Unconditional Guaranty between Asbury Automotive Group, Inc., and Wachovia Financial Services, Inc., dated as of June 4, 2008

10.4	Purchase Agreement between Asbury Automotive Group, Inc., as Purchaser, and those affiliates of AutoStar Realty Operating Partnership, L.P. set forth on Schedule 1.1.1 thereto, as Seller, dated May 8, 2008

99.1	Press Release dated June 4, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: June 10, 2008	By:	/s/ Lynne A. Burgess
	Name:	Lynne A. Burgess
	Title:	Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Master Loan Agreement between certain subsidiaries of Asbury Automotive Group, Inc., as the Borrowers, and Wachovia Bank, National Association and Wachovia Financial Services, Inc., as the Lender, dated as of June 4, 2008

10.2	Unconditional Guaranty between Asbury Automotive Group, Inc., and Wachovia Bank, National Association, dated as of June 4, 2008

10.3	Unconditional Guaranty between Asbury Automotive Group, Inc., and Wachovia Financial Services, Inc., dated as of June 4, 2008

10.4	Purchase Agreement between Asbury Automotive Group, Inc., as Purchaser, and those affiliates of AutoStar Realty Operating Partnership, L.P. set forth on Schedule 1.1.1 thereto, as Seller, dated May 8, 2008

99.1	Press Release dated June 4, 2008